Exhibit 4.39

                 AMENDED AND RESTATED CERTIFICATE OF DESIGNATION
                                       OF
                     SERIES C 8% CONVERTIBLE PREFERRED STOCK
                                       OF
                                    PHC, Inc.

          ------------------------------------------------------------
                          Pursuant to Section 25 of the
                    Business Corporation Law of the State of
                                  Massachusetts
          ------------------------------------------------------------

            PHC, Inc., a corporation organized and existing under the General Corporation Law of the State of Massachusetts (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on June 15, 2000 and on June 26, 2000 pursuant to authority of the Board of Directors as required by Section 26 of the Business Corporation Law of the State of Massachusetts:

            Resolved, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

            Series C 8% Convertible Preferred Stock:
ARTICLE 1
                                 Definitions

            The  terms   defined  in  this  Article   whenever  used  in  this
Certificate of Designation have the following respective meanings:
(a)   "Additional Capital Shares" has the meaning set forth in Section 6.1(c).
(b) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.
(c) "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
(d)   "Closing  Date" has the  meaning  set forth in the  Securities  Purchase
Agreement.
(e) "Capital Shares" means the Common Shares and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.
(f) "Common Shares" or "Common Stock" means shares of class A common stock, par value $.01 per share, of the Corporation.
(g) "Common Stock Issued at Conversion", when used with reference to the securities issuable upon conversion of the Series C Preferred Stock, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which the Series C Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.
(h) "Conversion Date" means any day on which all or any portion of shares of the Series C Preferred Stock is converted in accordance with the provisions hereof.
(i) "Conversion Notice" means a written notice of conversion substantially in the form annexed hereto as Annex I.
(j) "Conversion Price" means on any date of determination the applicable price for the conversion of shares of Series C Preferred Stock into Common Shares on such day as set forth in Section 6.1.
(k) "Corporation" means PHC, Inc., a Massachusetts corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.
(l) "Current Market Price" means on any date of determination the closing bid price of a Common Share on such day as reported on Nasdaq; provided, if such security bid is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be.
(m)   [Reserved]
(n) "Dividend Period" means the semi-annual period commencing on and including the Issue Date or, if a dividend has previously been paid, the day after the immediately preceding Dividend Payment Due Date and ending on and including the immediately subsequent Dividend Payment Due Date.
(o)   "Dividend  Payment  Due Date" means  March 31 and  September  30 of each year.
(p)   "Dividend  Rate" means 8% per annum,  computed on the basis of a 360-day year.
(q) "Holder" means The Shaar Fund Ltd., any successor thereto, or any Person or Persons to whom the Series C Preferred Stock is subsequently transferred in accordance with the provisions hereof.
(r) "Issue Date" means, as to any share of Series C Preferred Stock, the date of issuance of such share.
(s) "Junior Securities" means all capital stock of the Corporation except for the Series C Preferred Stock.
(t) "Liquidation Preference" means, with respect to a share of the Series C Preferred Stock, an amount equal to the sum of (i) the Stated Value thereof, plus (ii) the aggregate of all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) on such share of Series C Preferred Stock until the most recent Dividend Payment Due Date; provided that, in the event of an actual liquidation, dissolution or winding up of the Corporation, the amount referred to in clause (iii) above shall be calculated by including accrued and unpaid dividends to the actual date of such liquidation, dissolution or winding up, rather than the Dividend Payment Due Date referred to above.
(u)   "Mandatory Conversion Date" has the meaning set forth in Section 6.8.
(v) "Market Price" per Common Share means the arithmetic mean of the closing bid prices of the Common Shares as reported on Nasdaq for the five consecutive Trading Days on which the lowest closing bid prices are reported during any Valuation Period; provided, if such security bid is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, for the five consecutive Trading Days on which the five lowest closing bid prices are reported during any Valuation Period.
(w)   "Nasdaq" means the Nasdaq SmallCap Market.
(x)   "Optional Redemption Price" has the meaning set forth in Section 6.5.
(y) "Outstanding", when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.
(z) "Person" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.
(aa)  "Redemption Date" has the meaning set forth in Section 6.5.
(bb) "Registration Rights Agreement" means that certain Registration Rights Agreement to be dated as of June 28, 2000 between the Corporation and The Shaar Fund Ltd.
(cc)  "SEC" means the United States Securities and Exchange Commission.
(dd) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.
(ee) "Securities Purchase Agreement" means that certain Securities Purchase Agreement to be dated as of June 28, 2000 between the Corporation and The Shaar Fund Ltd.
(ff) "Series C Preferred Shares" or "Series C Preferred Stock" means the shares of Series C 8% Convertible Preferred Stock of the Corporation or such other convertible preferred stock of the Corporation as may be exchanged therefor.
(gg)  "Stated Value" has the meaning set forth in Article 2.
(hh) "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.
(ii) "Trading Day" means any day on which (a) purchases and sales of securities authorized for quotation on Nasdaq are reported thereon, (b) no event which results in a material suspension or limitation of trading of the Common Shares on Nasdaq has occurred and (c) at least one bid for the trading of Common Shares is reported on Nasdaq.
(jj)  "Valuation Event" has the meaning set forth in Section 6.1.
(kk) "Valuation Period" means the period of 20 Trading Days immediately preceding the Conversion Date; provided, however, that if a Valuation Event occurs during a Valuation Period on a date less than 5 Trading Days before the Conversion Date, the Valuation Period shall be extended until the date 5 Trading Days after the occurrence of the Valuation Event.

            All references to "cash" or "$" herein mean currency of the United States of America.
ARTICLE 2
                            Designation and Amount

            The designation of this series, which consists of 170,000 shares of Preferred Stock, shall be Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock") and the stated value shall be $10 per share (the "Stated Value").

                                   ARTICLE 3
                                     Rank

            The Series C Preferred Stock shall rank prior to any other capital stock of the Corporation.

                                   ARTICLE 4
                                    Dividends

     (a) (i) Subject to clause (iv) below, the Holder shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the Dividend Rate on the Stated Value of each share of Series C Preferred Stock on and as of each Dividend Payment Due Date with respect to each Dividend Period. Dividends on the Series C Preferred Stock shall be cumulative from the date of issue, whether or not declared for any reason, including if such declaration is prohibited under any outstanding indebtedness or borrowings of the Corporation or any of its Subsidiaries, or any other contractual provision binding on the Corporation or any of its Subsidiaries, and whether or not there shall be funds legally available for the payment thereof.

          (ii) Subject to clause (iv) below, each dividend shall be payable in equal semi-annual amounts on each Dividend Payment Due Date, commencing September 30, 2000, to the Holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Due Date, to Holders of record, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (iii) At the option of the Corporation, the dividend shall be paid either (x) in cash or (y) through the issuance of duly and validly authorized and issued, fully paid and nonassessable shares of the Common Stock valued at the then applicable Conversion Price calculated in accordance with the provisions of Section 6.1, assuming for this purpose, that the applicable Dividend Payment Date is the applicable Conversion Date and registered for resale in open market transactions on the Registration Statement (as defined in the Registration Rights Agreement), which Registration Statement shall then be effective under the Securities Act; provided, however, that if no funds are legally available for the payment of cash dividends on the Series C Preferred Stock, dividends shall be paid as provided in clause(y) above.

          (iv) Notwithstanding anything to the contrary in this Certificate, at the option of the Corporation, the Corporation may postpone paying dividends on shares of Series C Preferred Stock until such shares of Series C Preferred Stock are converted. If the Corporation elects to pay dividends according to this clause (iv), such dividends will not be payable on the Dividend Payment Due Date but shall be payable in accordance with Section 6.1.

     (b) Except as provided in Section 4(d) hereof, the Holder shall not be entitled to any dividends in excess of the cumulative dividends, as herein provided, on the Series C Preferred Stock.

     (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any Subsidiary) for any consideration by the Corporation, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any Junior Securities, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding shares of the Series C Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and
          (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock.

     (d) If the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off) on shares of its Common Stock, then, and in each such case, in addition to the dividend obligation of the Corporation specified in Section 4(a) hereof, the Corporation shall declare, order, pay and make the same dividend or distribution to each Holder of Series C Preferred Stock as would have been made with respect to the number of Common Shares the Holder would have received had it converted all of its Series C Preferred Shares, and exercised the Warrant held by it in full for all the Common Shares then underlying the Warrant, immediately prior to such dividend or distribution.

                                   ARTICLE 5
              Liquidation Preference; Mergers, Consolidations, etc.

     (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding-up unless prior thereto, the Holders of shares of Series C Preferred Stock, subject to this Article 5, shall have received the Liquidation Preference with respect to each share.

     (b) In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Corporation is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Corporation), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation, then each Holder of Series C Preferred Stock shall have the right thereafter, at its sole option, either (x) to require the Corporation to deem such Fundamental Corporate Change to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such
          Fundamental Corporate Change an amount equal to 100% of the Liquidation Preference with respect to each outstanding share of Series C Preferred Stock, (y) to receive the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which such Series C Preferred Stock may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change or
          (z) require the Corporation, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, to execute and deliver to the Holder shares of its Preferred Stock with substantial identical rights, preferences, privileges, powers, restrictions and other terms as the Series C Preferred Stock equal to the number of shares of Series C Preferred Stock held by such Holder immediately prior to such Fundamental Corporate Change; provided, that all Holders of Series C Preferred Stock shall be deemed to elect the option set forth in clause (x) above if at least a majority in interest of such Holders elect such option. For purposes of this Section 5(b), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of
          indebtedness,   shares  of  stock  or  other   securities   which  are
          convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 5(b) shall similarly apply to successive Fundamental Corporate Changes.

                                   ARTICLE 6
                          Conversion of Preferred Stock

     Section 6.1 Conversion; Conversion Price

     At the option of the Holder, the shares of Series C Preferred Stock may be converted, either in whole or in part, into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share) at any time and from time to time following the earlier of (i) the date which is 180 days after the Closing Date and (ii) the date on which the registration statement filed pursuant to the Registration Rights Agreement becomes effective, at a Conversion Price per share of Common Stock equal to 90% of the Market Price.

     The number of shares of Common Stock due upon conversion of Series C Preferred Stock shall be (i) the number of shares of Series C Preferred Stock to be converted, multiplied by (ii) the Stated Value plus accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment), to the extent the Corporation does not at its election pay such accrued and unpaid dividends in cash, and divided by (iii) the applicable Conversion Price.

     Within two Business Days of the occurrence of a Valuation Event, the Corporation shall send notice thereof to each Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, the Holder may convert some or all of its Series C Preferred Stock, at its sole option, at a Conversion Price equal to the Current Market Price on any Trading Day during the Valuation Period.

     For purposes of this Section 6.1, a "Valuation Event" shall mean an event in which the Corporation takes any of the following actions:

     (a) subdivides or combines its Capital Shares;

     (b) makes any distribution on its Capital Shares;

     (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 6.1(a) and 6.1(b) above, at a price per share less, or for other consideration lower, than the Current
Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect and issuances under presently outstanding warrants, options or convertible securities;

     (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares if the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

     (e) issues any securities convertible into or exchangeable or exercisable for Additional Capital Shares if the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

     (f) announces or effects a Fundamental Corporate Change;

     (g) makes any distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 6.1(a) through 6.1(e)); or

     (h) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 6.1(a) through 6.1(g) hereof, inclusive, which in the opinion of the Holder, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Preferred Stock or is reasonably likely to result in a decrease in the Market Price.

     Section 6.2 Exercise of Conversion Privilege

     (a) Conversion of the Series C Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed Conversion Notice to the Corporation. Each date on which a Conversion Notice is telecopied to the Corporation in accordance with the provisions of this Section 6.2 shall constitute a Conversion Date. The Corporation shall convert the Preferred Stock and issue the Common Stock Issued at Conversion, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the Persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver the shares of Series C Preferred Stock to the Corporation by express courier within 30 days following the Conversion Date. Upon surrender for conversion, the Preferred Stock shall be accompanied by a proper assignment thereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to the Holder (x) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in Section 6.3, in respect of any fraction of a Common Share issuable upon such conversion and (z) if the Corporation chooses to pay accrued and unpaid dividends in cash, cash in the amount of accrued and unpaid dividends as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Series C Preferred Stock shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of the Series C Preferred Stock, as such, shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.3), to surrender the Series C Preferred Stock and to release the Corporation from all liability thereon. No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

     (b) If, at any time (i) the Corporation challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Series C Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 6.2 or (ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Series C Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation promptly to redeem the Series C Preferred Stock for cash at a redemption price equal to 135% of the Stated Value thereof together with all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) thereon (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

     (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. (subscript)101 et seq. (the "Bankruptcy Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. (subscript)362 in respect of the Holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. (subscript)362 in respect of the conversion of the Series C Preferred Stock. The Corporation agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. (subscript)362.

     Section 6.3 Fractional Shares

     No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Series C Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction. Section 6.4 Adjustments to Conversion Price

     For so long as any shares of the Series C Preferred Stock are outstanding, if the Corporation issues and sells pursuant to an exemption from registration under the Securities Act (other than pursuant to presently outstanding warrants, options or convertible securities) (A) Common Shares at a purchase price that is lower than the Conversion Price on the date of issuance of such Common Shares,
(B) warrants or options with an exercise price on the date of issuance thereof that is lower than the Conversion Price for the Holder on such date, except for warrants or options issued pursuant to employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements, then the Conversion Price shall be reduced to equal the lowest of any such purchase price, exercise price or exchange price, and the number of shares of Common Stock into which the Series C Preferred Stock is convertible pursuant to the second paragraph of Section 6.1 shall be correspondingly adjusted. After such reduction, the Conversion Price shall never exceed the Conversion Price as so reduced, in spite of any subsequent increase in the Market Price.

     Section 6.5 Optional Redemption

     At any time after the date of issuance of the Series C Preferred Stock until the Mandatory Conversion Date (as defined below), the Corporation, upon notice delivered to the Holder as provided in Section 6.6, may redeem, in cash, the Series C Preferred Stock (but only with respect to such shares as to which the Holder has not theretofore furnished a Conversion Notice in compliance with
Section 6.2), at 100% of the Stated Value thereof (the "Optional Redemption Price"), together with all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) thereon to the date of redemption (the "Redemption Date"); provided, however, that the Corporation may only redeem the Series C Preferred Stock under this Section 6.5 if the Current Market Price is less than the Current Market Price on the Issue Date. Except as set forth in this Section 6.5, the Corporation shall not have the right to redeem the Series C Preferred Stock.

     Section 6.6 Notice of Redemption

     Notice of redemption pursuant to Section 6.5 shall be provided by the Corporation to the Holder in writing (by registered mail or overnight courier at the Holder's last address appearing in the Corporation's security registry) not less than 10 nor more than 15 days prior to the Redemption Date, which notice shall specify the Redemption Date and refer to Section 6.5 (including a statement of the Current Market Price per Common Share) and this Section 6.6.

     Section 6.7 Surrender of Preferred Stock

     Upon any  redemption of the Series C Preferred  Stock  pursuant to Sections
6.5 and 6.6, the Holder shall either deliver the Series C Preferred Stock by hand to the Corporation at its principal executive offices or surrender the same to the Corporation at such address by express courier within 14 days after the date that the Buyer receives payment therefore. Payment of the Optional Redemption Price shall be made by the Corporation to the Holder by wire transfer of immediately available funds to such account(s) as the Holder shall specify to the Corporation. If payment of such Optional Redemption Price is not made in full by the Redemption Date, the Holder shall again have the right to convert the Series C Preferred Stock as provided in Article 6 hereof.

     Section 6.8 Mandatory Conversion

     On the third anniversary of the date of this Certificate of Designation (the "Mandatory Conversion Date"), the Corporation shall convert all Series C Preferred Stock outstanding, at the Conversion Price utilizing the Stated Value (plus accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment)) as the value of each share of Series C Preferred Stock, into shares of Common Stock registered for resale in open market transactions on the Registration Statement (as defined in the Registration Rights Agreement), which Registration Statement shall then be effective under the Securities Act. Section

     6.9 Certain Conversion Limitations

     (a) Notwithstanding anything herein to the contrary, the Holder shall not have the right, and the Corporation shall not have the obligation, to convert all or any portion of the Series C Preferred Stock (and the Corporation shall not have the right to pay dividends on the Series C Preferred Stock in shares of Common Stock) if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion (or payment of dividends) would result in the Holder being deemed the "beneficial owner" of more than 5% of the then Outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then Outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series C Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then Outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series C Preferred Stock, and the Holder shall have no interest in or rights under such Redemption Shares. Any and all dividends paid on or prior to the date of such determination shall be deemed dividends paid on the remaining shares of Series C Preferred Stock held by the Holder. Such redemption shall be for cash at a redemption price equal to the sum of (i) 100% of the Stated Value of the Redemption Shares and (ii) any accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) to the date of such redemption.

     (b) Notwithstanding anything herein to the contrary, if and to the extent that, on any date (the "Section 16 Determination Date"), the holding by the Holder of shares of the Series C Preferred Stock would result in the Holder's becoming subject to the provisions of Section 16(b) of the Exchange Act in virtue of being deemed the "beneficial owner" of more than 10% of the then Outstanding shares of Common Stock, then the Holder shall not have the right, and the Corporation shall not have the obligation, to convert so many of such Holder's shares of Series C Preferred Stock (the "Section 16 Redemption Shares") as shall cause such Holder to be deemed the beneficial owner of more than 10% of the then Outstanding shares of Common Stock during the period ending 60 days after the Section 16 Determination Date. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 10% of the then Outstanding shares of Common Stock for the purposes of such Section 16(b), then the Corporation shall redeem the Section 16 Redemption Shares. Upon such determination by a court of competent jurisdiction, the Section 16 Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series C Preferred Stock, and the Holder shall have no interest in or rights under such Section 16 Redemption Shares. Any and all dividends paid on or prior to the date of such determination shall be deemed dividends paid on the remaining shares of Series C Preferred Stock held by the Holder. Such redemption shall be for cash at a redemption price equal to the sum of (i) 100% of the Stated Value of the Section 16 Redemption Shares and (ii) any declared and unpaid dividends to the date of such redemption.

     (c) Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of Nasdaq or any other stock market rules with which the Corporation shall be required to comply, but only to the extent required thereby, the Corporation shall not issue shares of Common Stock (i) upon conversion of any shares of Series C Preferred Stock or
(ii) as a dividend on the Series C Preferred Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation (x) upon conversion of shares of the Series C Preferred Stock,
(y) upon exercise of the Warrants issued pursuant to the terms of the Securities Purchase Agreement and (z) in payment of dividends on the Series C Preferred Stock, would equal or exceed 20% of the number of shares of the Corporation's Common Stock which were issued and Outstanding on the Issue Date (the "Maximum Issuance Amount"). In the event that a properly executed Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (a) converting the number of shares of Series C Preferred Stock stated in the Conversion Notice which is not in excess of the Maximum Issuance Amount and (b) redeeming the remaining number of shares of Series C Preferred Stock stated in the Conversion Notice in cash at a price equal to 100% of the Stated Value thereof, together with all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) on the total number of shares stated in the Conversion Notice. In the event that the Corporation shall elect to pay a dividend in shares of Common Stock which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall pay (1) a dividend in a number of shares of Common Stock equal to one less than the Maximum Issuance Amount and (2) the balance of the dividend in cash.

                                   ARTICLE 7
                                 Voting Rights

     The Holders of the Series C Preferred Stock have no voting power, except as otherwise provided by the Business Corporation Law of the State of Massachusetts (the "MBCL"), in this Article 7, and in Article 8 below.

     Notwithstanding the above, the Corporation shall provide each Holder of Series C Preferred Stock with prior notification of any meeting of the shareholders (and copies of all proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice thereof to each Holder at least 30 days prior to the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, together with a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the MBCL the vote of the Holders of the Series C Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the outstanding shares of Series C Preferred Stock (except as otherwise may be required under the MBCL) shall constitute the approval of such action by the class. To the extent that under the MBCL Holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series C Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of all proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the MBCL.

                                    ARTICLE 8
                              Protective Provisions

     So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided in the MBCL) of the Holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock;

     (b) create any new class or series of capital stock having a preference over the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series C Preferred Stock;

(c)   increase the authorized number of shares of Series C Preferred Stock; or

     (d) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the Holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code of 1986, as hereafter from time to time amended).

     In the event Holders of least a majority of the then outstanding shares of Series C Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series Preferred Stock, pursuant to subsection (a) above, so as to affect the Series C Preferred Stock, then the Corporation will deliver notice of such approved change to the Holders of the Series Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of this Certificate of Designation as in effect prior to such alteration or change or to continue to hold their shares of Series C Preferred Stock.

     Notwithstanding anything to the contrary herein, if at any time the Corporation shall "spin-off" certain of its assets or businesses by transferring, directly or indirectly, such assets or businesses to a Subsidiary of the Corporation ("Spinco") and making a dividend (the "Spin-off Dividend") to the Corporation's stockholders of the shares of capital stock of Spinco, then prior to making the Spin-off Dividend, the Corporation shall cause Spinco to issue to each Holder that number of shares of preferred stock of Spinco with substantially identical rights, preferences, privileges, powers, restrictions and other terms as the Series C Preferred Stock equal to the number of shares of Series C Preferred Shares held by such Holder immediately prior to the Spin-off Dividend. ARTICLE 9 Miscellaneous Section 9.1 Loss, Theft, Destruction of Preferred Stock

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series C Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series C Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series C Preferred Stock, new shares of Series C Preferred Stock of like tenor. The Series C Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 9.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series C Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     Section 9.2 Who Deemed Absolute Owner

     The Corporation may deem the Person in whose name the Series C Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series C Preferred Stock for the purpose of receiving payment of dividends on the Series C Preferred Stock, for the conversion of the Series C Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series C Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     Section 9.3 Fundamental Corporate Change

     In the case of the occurrence of any Fundamental Corporate Change described in Section 5(b), the Corporation shall cause to be mailed to the Holder of the Series C Preferred Stock at its last address as it appears in the Corporation's security registry, at least 20 days prior to the applicable record, effective or expiration date specified in connection therewith (or, if such 20 days notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such corporate action, or if a record is not to be taken, the date as of which the Holders of record of Series C Preferred Stock to be entitled to any dividend, distribution, issuance or granting of rights, options or warrants are to be determined or the date on which such Fundamental Corporate Change is expected to become effective, and (y) the date as of which it is expected that Holders of record of Series C Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such Fundamental Corporate Change.

     Section 9.4 Register

     The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series C Preferred Stock. Upon any transfer of the Series C Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the register of Series C Preferred Stock.

Section 9.5 Withholding

     To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series C Preferred Stock. Section 9.6 Headings

     The  headings  of  the  Articles  and  Sections  of  this   Certificate  of
Designation are inserted for convenience only and do not constitute a part of this Certificate of Designation. Section 9.7 Severability

     If any provision of this  Certificate of  Designation,  or the  application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Certificate of Designation and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                          [SIGNATURE PAGE FOLLOWS.]

     In Witness Whereof, the Corporation has caused this amended and Restated Certificate of Designation to be signed by its duly authorized officers on as of February 14, 2001.



                                       PHC, Inc.



                                       By: /s/  Paula C. Wurts
                                       Name:    Paula C. Wurts
                                       Title:   CFO

                                                                       ANNEX I

                            FORM OF CONVERSION NOTICE

        To: PHC, Inc.
            200 Lake Street, Suite 102
            Peabody, MA 01960
            Attention:  Bruce Shear

     The undersigned owner of this Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock") issued by PHC, Inc. (the "Corporation") hereby irrevocably exercises its option to convert __________ shares of the Series C Preferred Stock into shares of the common stock, par value $.01 per share ("Common Stock"), of the Corporation in accordance with the terms of the Certificate of Designation. The undersigned hereby instructs the Corporation to convert the number of shares of the Series C Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 6 of the Certificate of Designation. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion and the recertificated Series C Preferred Stock, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Designation. So long as the Series C Preferred Stock shall have been surrendered for conversion hereby, the conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a Holder of the Series C Preferred Stock shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

Date and time:




                                                  __________________________
                                                      Signature

Fill in for registration of Series C Preferred Stock:

__________________________________________
__________________________________________
__________________________________________



            Please print name and address (including zip code number)

                           Written Consent in Lieu of
                            a Special Meeting of the
                              Board of Directors of
                                    PHC, Inc.

                             As of January 18, 2001

     We,  the  undersigned,   being  all  of  the  directors  of  PHC,  Inc.,  a
Massachusetts corporation (the "Corporation"), acting by unanimous written consent in lieu of a special meeting, hereby adopt, approve and confirm the following resolutions:

     WHEREAS, the Corporation has issued 170,000 shares of Series C 8% Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") to The Shaar Fund Ltd. (the "Stockholder") pursuant to (i) that certain Securities Purchase Agreement dated June 28, 2000 between the Stockholder and the Corporation (the "Securities Purchase Agreement"), and (ii) a Certificate of Designation setting forth the rights and preferences of the Series C Preferred Stock, and the limitations or restrictions thereon, which Certificate of Designation, as amended, is included as Schedule I to the Certificate of Vote of Directors Establishing a Class or Series of Stock filed by the Corporation with the Secretary of the Commonwealth of Massachusetts on June 27, 2000 (the "Certificate of Designation").

      WHEREAS, the Stockholder has converted the following shares of Series C Preferred Stock into shares of the Corporation's Class A Common Stock (the "Common Stock") as provided in Section 6.1 of the Certificate of Designation:


          Number of Shares of Series C
           Preferred Stock Converted                   Conversion Date
         _______________________________               _________________

                2,500                                as of August 16, 2000

                2,500                                as of September 7, 2000

     WHEREAS, the Stockholder and the Corporation entered into a certain letter agreement dated as of January 5, 2001, a copy of which has been provided to the Board and is attached hereto as Exhibit A (the "Settlement"), which Settlement provided that the Corporation would issue an aggregate 89,041 shares of Common Stock to the Stockholder in connection with the conversion of 1,300 shares of Series C Preferred Stock as of December 18, 2000 and in satisfaction of any and all dividends, additional dividends, interest payments and/or penalty payments otherwise due on the shares of Series C Preferred Stock.

     WHEREAS, the Corporation has issued all shares of Common Stock to the Stockholder as provided in the Settlement.

     WHEREAS, the Stockholder has requested the conversion of additional shares of Series C Preferred Stock into shares of Common Stock, and that dividend payments thereon be made in accordance with the new conversion and dividend payment terms set forth in the Agreement, as defined below.

     WHEREAS, the Corporation desires to enter into an Agreement with the Stockholder (the "Agreement"), a copy of which has been provided to the Board of Directors for its review and is attached hereto, which Agreement provides for certain amendments to the terms of the Securities Purchase Agreement and Certificate of Designation.

     RESOLVED, that the Board hereby ratifies and approves the Settlement, including any and all shares of Common Stock previously issued as a dividend on shares of Series C Preferred Stock as provided in the Settlement.

     RESOLVED, FURTHER, that the Board hereby declares dividends on the shares of Series C Preferred Stock to be issued to the Stockholder upon the conversion thereof, as set forth in the table below, which dividends shall be in the amounts as set forth below and payable in cash or in shares of Common Stock as shall be determined by the President of the Corporation in his sole discretion.

 Number of Shares                                                     Dividend
  of Series C                         Shares of      Dividend       (if paid in
 Preferred Stock    Conversion         Common       (if paid in      shares of
 to be converted:     Date              Stock         cash)       Common Stock)
_______________________________________________________________________________

      2,000        January 3, 2001      168,350      $840 (1)         7,071 (1)
      2,000        January 10, 2001     168,350      $871 (2)         7,332 (2)
      2,000        January 15, 2001     168,350      $893 (3)         7,517 (3)
      2,000        January 17, 2001     168,350      $902 (4)         7,594 (4)

(1)                   (2)                   (3)                (4)
 $20,000 x 8% x        $20,000 x 8% x        $20,000 x 8% x     $20,000 x 8% x
189/360 = $840         196 /360 = $871       201 /360 = $893    203/360 = $902
$840/$0.1188 =         $871/$0.1188 =        893/$0.1188 =      $902/$0.1188 =
7,071                  7,332                 7,517              7,594

     RESOLVED, FURTHER, that the Board approves the Agreement, including, without limitation, that certain Amended and Restated Certificate of Designation which is included as an attachment to the Agreement, the terms of which Amended and Restated Certificate of Designation are incorporated by reference in the Agreement under the terms thereof.

     RESOLVED, FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to execute and deliver in the Corporation's name and on its behalf the Agreement, including the Amended and Restated Certificate of Designation, together with any and all other documents, instruments and certificates required to be delivered to effectuate and consummate any and all transactions contemplated thereby, with such changes, additions and modifications therein as they shall approve, such approval to be conclusively evidenced by their execution thereof.

     RESOLVED, FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to prepare, execute and file an Amendment to the Corporation's Articles of Organization or such other documents as shall be required to be filed with the Commonwealth of Massachusetts so as to effectuate the terms of the Amended and Restated Certificate of Designation.

     RESOLVED, FURTHER, that any and all actions taken by the officers of the Corporation with respect to the Settlement and the Agreement, are hereby approved, ratified and adopted.

     RESOLVED, FURTHER, that in addition to the specific authorizations set forth in any of the foregoing resolutions, the Corporation's officers, or any one of them, are hereby authorized and directed to take, from time to time, any and all actions and to execute and deliver, from time to time, any and all documents in the name and on behalf of the Corporation necessary or desirable to effectuate or consummate any of the foregoing resolutions.

APPROVED:

/s/  Bruce A. Shear                             /s/  Howard W. Phillips
     Bruce A. Shear                                  Howard W. Phillips


/s/  Gerald M. Perlow                           /s/   William F. Grieco
     Gerald M. Perlow                                 William F. Grieco

/s/  Donald E. Robar
     Donald E. Robar

                                                                       Exhibit A

                                    PHC, Inc.
                           200 Lake Street, Suite 102
                                Peabody, MA 01960

January 5, 2001

VIA FAX

The Shaar Fund Ltd.
c/o Levinson Capital Management
2 World Trade Center, Suite 1820
New York, New York 10048
      Attention: Mr. Samuel Levinson

Dear Sam:

This letter is to confirm our agreement that PHC, Inc. (the "Company") will issue 89,041 shares of the Company's Class A Common Stock ("Common Shares") to The Shaar Fund Ltd. ("Shaar") in full payment and satisfaction of (i) the conversion into Common Shares as of December 18, 2000 of $13,000 of shares of the Company's Series C 8% Convertible Preferred Stock (the "Preferred Shares") owned by Shaar and (ii) any and all dividends (the "Dividends") due on such Preferred Shares and on the following, previously converted Preferred Shares (collectively, all such converted Preferred Shares being referred to as the "Converted Preferred Shares"):

     1. $25,000 of Preferred Shares converted to Common Shares as of August 16, 2000

     2. $25,000 of Preferred Shares converted to Common Shares as of September 7, 2000

The above 89,041 Common Shares shall be deemed to include and satisfy any and all dividends, additional dividends, interest payments and/or penalty payments otherwise due on the Converted Preferred Shares due to the late payment thereof, as provided under that certain Securities Purchase Agreement dated June 28, 2000 between the Company and Shaar, and the Certificate of Designation governing the Preferred Shares.

Shaar hereby acknowledges receipt of this letter by signing below and waives any and all claims against the Company with respect to the Converted Preferred Shares and the Dividends thereon.


Sincerely,

PHC, Inc.


By:   /s/  Bruce A. Shear
           Bruce A. Shear, President and Chief Executive Officer

Agreed:

Date: January __, 2001

The Shaar Fund Ltd.

By:   __________________
      Name:
      Title:

                  AGREEMENT CONCERNING SERIES C PREFERRED STOCK

     This Agreement dated as of the [__] day of February, 2001, by and between PHC, Inc., a Massachusetts corporation (the "Corporation"), and The Shaar Fund Ltd. (the "Stockholder").

     WHEREAS, the Corporation has issued 170,000 shares of Series C 8% Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") to the Stockholder pursuant to (i) that certain Securities Purchase Agreement dated June 28, 2000 between the Stockholder and the Corporation (the "Securities Purchase Agreement"), and (ii) a Certificate of Designation setting forth the rights and preferences of the Series C Preferred Stock, and the limitations or restrictions thereon, which Certificate of Designation, is included as Schedule I to the Certificate of Vote of Directors Establishing a Class or Series of Stock filed by the Corporation with the Secretary of the Commonwealth of Massachusetts on June 27, 2000 (the "Certificate of Designation").

     WHEREAS, the Stockholder has converted the following shares of Series C Preferred Stock into shares of class A common stock, par value $0.01 per share, of the Corporation's (the "Common Stock") as provided in Section 6.1 of the Certificate of Designation:

         Number  of  Shares of Series C
         Preferred Stock Converted                Conversion Date
        ___________________________________       ___________________

              2,500                                as of August 16, 2000
              2,500                                as of September 7, 2000
              1,300                                as of December 18, 2000


     WHEREAS, the Stockholder and the Corporation entered into a certain letter agreement dated as of January 5, 2001 which provided that the Corporation would issue an aggregate 89,041 shares of Common Stock to the Stockholder in connection with the conversion of the foregoing 1,300 shares of Series C Preferred Stock and in satisfaction of any and all dividends, additional dividends, interest payments and/or penalty payments otherwise due on the shares of Series C Preferred Stock.

     WHEREAS, the Stockholder and the Corporation desire to amend the Securities Purchase Agreement and the Certificate of Designation.

     WHEREAS, the Stockholder has requested the conversion of additional amounts of Series C Preferred Stock into shares of Common Stock, and that dividend payments thereon be made in accordance with the new conversion and dividend payment terms set forth in this Agreement.

     WHEREAS, the Corporation has requested that the Stockholder limit its conversions of Series C Preferred Stock so that between the date hereof and July 31, 2001 such conversions will not in the aggregate convert into greater than 20% of the outstanding Common Stock of the Corporation.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The Certificate of Designation hereby is amended as set forth in the Amended and Restated Certificate of Designation attached hereto (the "Amended and Restated Certificate of Designation"), all of the terms of which Amended and Restated Certificate of Designation are hereby incorporated herein by reference and made a part hereof.

     2. Section V.D of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

     Section 9.8 "D. The Company understands that a delay in the issuance of the shares of Common Stock issuable in lieu of cash dividends on the Preferred Shares (when such dividends are due under the Certificate of Designation (the "Dividend Due Date")) or upon the conversion of the Preferred Shares or exercise of the Warrants beyond the applicable Dividend Due Date (as defined in the Certificate of Designation), Delivery Date or Warrant Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock issuable in lieu of cash dividends on the Preferred Shares or upon conversion of the Preferred Shares or exercise of the Warrants in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond seven days from the Dividend Due Date, the Delivery Date or the Warrant Delivery Date, as applicable):


                                          Compensation   For   Each   10
                                          Shares  of  Preferred   Shares
                                          Not  Converted  Timely  or 500
                                          Shares   of    Common    Stock
                                          Issuable    In    Payment   of
                                          Dividends or Upon  Exercise of
                  No. Business Days       Warrants Not Issued Timely
                  __________________      _______________________________

                          1                    $  25
                          2                       50
                          3                       75
                          4                      100
                          5                      125
                          6                      150
                          7                      175
                          8                      200
                          9                      225
                          10                     250
                  more than 10       $250 + $100 for each  Business
                                     Day Late beyond 10 days

            The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer. In addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to deliver such shares of Common Stock within seven business days after the relevant Dividend Due Date, Delivery Date or Warrant Delivery Date, as applicable, Buyer shall be entitled to rescind the relevant Notice of Conversion or exercise of Warrants by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery."



     3. The parties agree that the Corporation shall issue to the Stockholder the following shares of Common Stock in connection with the conversion of the following shares of Series C Preferred Stock, and that the Corporation, at its option, shall either issue additional shares of Common Stock in the numbers set forth below or else pay the amounts set forth below in cash in full satisfaction of any and all dividends due the Stockholder in connection with the following conversions of shares of Series C Preferred Stock:

 Number of Shares                                                     Dividend
  of Series C                         Shares of      Dividend       (if paid in
 Preferred Stock    Conversion         Common       (if paid in      shares of
 to be converted:     Date              Stock         cash)       Common Stock)
_______________________________________________________________________________

     2,000       January 3, 2001       168,350        $840 (1)        7,071 (1)
     2,000       January 10, 2001      168,350        $871 (2)        7,332 (2)
     2,000       January 15, 2001      168,350        $893 (3)        7,517 (3)
     2,000       January 17, 2001      168,350        $902 (4)        7,594 (4)

(1)                   (2)                 (3)                  (4)
 $20,000 x 8% =      $20,000 x 8% =       $20,000 x 8% =       $20,000 x 8% =
189/360 = $840       196/360 = $871       201/360 = $893       203/360 = $902
$840/$0.1188 =       $871/$0.1188 =       893/$0.1188 =        $902/$0.1188 =
7,071                7,332                7,517                7,594

     4. The Stockholder agrees that between the date hereof and July 31, 2001 it will limit its conversions of Series C Preferred Stock so that such conversions will not in the aggregate convert into greater than 20% of the outstanding Common Stock of the Corporation.

     5. By its signature hereto, the Stockholder consents to the amendment to the Corporation's Articles of Organization as filed with the Secretary of the Commonwealth of Massachusetts so as to incorporate therein the terms of the Amended and Restated Certificate of Designation, and to the filing of such other documents with the Commonwealth of Massachusetts as the same shall require to effectuate the terms of the Amended and Restated Certificate of Designation

     In Witness Whereof, the parties hereto have duly executed and delivered this Agreement on the date first above written.


                                       PHC, Inc.


                                       By:    /s/  Paula C. Wurts
                                       Name:       Paula C. Wurts
                                       Title:      CFO


                                       The Shaar Fund Ltd.


                                       By:  Shaar  Advisory   Services,   N.V.
                                            (the  advisor  to the  Shaar  Fund
                                            Ltd.)


                                            By:  _____________________________
                                                 Name:
                                                 Title: